NTEC FOR TECHNOLOGY, INC. LICENSE AGREEMENT

This LICENSE AGREEMENT (the "License Agreement," "Agreement," or "License"), is entered into as of the 8th day of April, 2004 (the "Effective Date" except as otherwise provided herein) by and between OxySure Systems, Inc. (hereinafter referred to as "Licensee") and NTEC for Technology, Inc., a 501(c)(3), Texas non-profit corporation (hereinafter referred to as "NTEC," "Center," or "Licensor").

WITNESSETH

WHEREAS, NTEC was established to assist medical technology-based start-up businesses and entrepreneurs through its program; and

WHEREAS, Licensee has submitted an application to participate in the NTEC program and a business plan in support of that application; and

WHEREAS, NTEC, upon review of Licensee's application and supporting documentation, has accepted Licensee's application for participation in the NTEC program; and

WHEREAS, Licensee is desirous of being the recipient of the resources to be made available to the participants of the NTEC program;

NOW, THEREFORE, in consideration of the mutual covenants and agreements stated herein, the parties agree as follows:

1. NTEC hereby grants to Licensee and Licensee hereby accepts this License Agreement to use the space located within 2611 Internet Blvd. as described in Exhibit A (the "Building"), Frisco, Texas, such space and area allowances within Suite 109 of the Building (hereinafter referred to as the "Suite"), being more fully identified on the attached Exhibit B (the "Premises"). NTEC shall also make available the following resources and/or facilities:

a.  Licensee will have full access to the Suite common areas which encompasses two conference rooms, a break room/kitchen, lab area, and reception area. Licensee will have access to additional storage space for a fee as outlined in section 2c. of this Agreement. Further, Licensee will have reasonable use of equipment provided in the common areas subject to section le. of this Agreement. Licensee will also have access to all building common areas including mailroom, break areas, rest rooms and foyer.

b.  Basic local telephone service will be provided at no charge to Licensee. Licensee shall pay for certain telephone services, including but not limited to, service initiation charges, customized phone feature sets including mail charges, and long distance charges. Any replacement or upgrading of telephone equipment or service by

Licensee shall be at the expense of the Licensee and with the prior written approval by NTEC.

c. NTEC shall provide Licensee with normal and reasonable usage of electric, water, and sewer service for five (5) days per week of normal office use. However, there will be an allocated charge for after-hours usage of the HVAC system of $50/per hour. After-hours use is defined as 7p.m.-7a.m. Mon.-Fri., after 2p.m. on Saturday and all day on Sunday. All federal holidays are considered after hours use. Normal and reasonable common area janitorial service shall be provided by NTEC during the term of the License Agreement. In the event Licensee makes excessive use of these services, as reasonably determined by NTEC, the costs of such excessive use shall be borne by Licensee.

d. The Licensee has the right to use parking spaces in NTEC's designated Parking Areas. "Parking Areas" shall mean those portions of the areas under NTEC's control which from time to time are designated by NTEC for the parking of automobiles and other automotive vehicles engaged in business at NTEC. Covered parking is provided on a space-available basis for an additional charge of $35/per month, per space. For management and security reasons, NTEC reserves the right to request that Licensee provide license plate numbers for its employees and otherwise cooperate with NTEC's management of the Parking Areas.

All Parking Areas and facilities which may be furnished by NTEC in or near the Building; including any employee parking areas, pedestrian sidewalks and ramps, landscaped areas and other areas and improvements which may be provided by NTEC for the Licensee's exclusive use or general use, in common with other licensees, their officers, agents, employees and visitors, shall at all times be subject to NTEC's exclusive control and management, and NTEC shall have the right from time to time to modify and enforce reasonable rules and regulations with respect thereto. NTEC shall have the right to (a) police the Parking Areas and (b) discourage non-tenant parking. The Licensee shall cause its officers, agents and employees to park their automobiles only in such areas as NTEC from time to time may designate by written notice to the Licensee as employee parking areas, and the Licensee shall not use or permit the use of any of the Parking Areas in any manner which will obstruct the driveways or throughways serving the Parking Areas allocated for the use of others.

e.  In the event that the Premises, Building, equipment, or any NTEC property is damaged or destroyed by Licensee (excluding ordinary wear and tear), Licensee shall pay same standard replacement or repair costs. In the event that normal maintenance is required for said Premises, equipment or property belonging to NTEC, Licensee shall notify NTEC, which is the only entity authorized to arrange for service. The cost for any unauthorized repairs ordered by the Licensee shall be borne solely by the Licensee.

f.  Licensee is governed by the Building Rules and Regulations, which may be amended from time to time, of the owner of the property, Hall 2611 Internet Associates, Ltd., as described in Exhibit C attached hereto.

2. The initial term of this License Agreement shall be for one (1) year, which shall commence on April 8, 2004 (the "Commencement Date") and end at 11:59 P.M. on April 7, 2005 (the 'Termination Date").
a.  Licensee may request a renewal for two (2) additional terms of one (1) year each by providing written notice of said request to NTEC at least sixty (60) days prior to the termination date of this License Agreement. If NTEC grants the renewal, all the terms and conditions contained herein shall apply. License extension requests by the Licensee will be subject to 1.) the Exit and Graduation Criteria outlined in Exhibit D attached hereto, and 2.) other terms and conditions outlined in this License Agreement.

b. The monthly cash license payment (the "Monthly Payment") during the term of this License Agreement shall be payable by Licensee in equal monthly installments, on or before the first day of each month. The Monthly Payment, based on the number of Offices, Flex Spaces and other resources used by the Licensee as described in Exhibit B attached hereto, is $641.00 (includes common area allocation fee as noted in Section 2c. below) for the period covered by this License Agreement. Each Licensee is limited to one office for every three cubes licensed and licensees are limited to two offices total (subject to space availability).

c. The following is a schedule of license fees as of April 8, 2004, associated with the use of NTEC facilitie

Description Office	Rate
Cube / Flex Space	$550 per month
Dedicated Lab Space	$425 per month
Dedicated Storage Space (keyed cabinet)	$5/sq. ft. per month
Dedicated Storage Space (keyed empty office)	$ 10 per month each
Drinks and Snacks	$150 per month
Phone Activation	$50 per month (subject to adjustment) $150 per line

Additionally, there is a monthly 12% common areas allocation fee applied to all Licensees based on monthly license fee before the common area allocation.

If any portion of the total monthly license payment is not paid by the 10th of each month, a 5% late fee will be assessed on the outstanding balance.

d. Costs for any facility resources provided by NTEC, which are not indicated in paragraph 1 above, shall be borne by the Licensee.

e. As part of this License Agreement, Licensee will grant NTEC a warrant for the transfer of equity to NTEC, under the terms outlined in the Stock Purchase Warrant attached as Exhibit E.

3.  It is understood by the parties that this License Agreement constitutes a License Agreement, not a lease, and that the relationship of the parties hereunder in respect to occupancy of the Premises at NTEC is that of Licensor and Licensee, and not that of landlord and tenant. As such, NTEC reserves the right to change space assignments or to terminate this License Agreement by written notice if the assigned Premises does not function as a place of business for Licensee for more than four (4) consecutive weeks, except for normal and customary business closures and holidays, or if Licensee in NTEC's reasonable discretion no longer meets the criteria (see attached Exhibit D) for participation in the NTEC program. The foregoing notwithstanding, NTEC shall not change space assignments unless and until equivalent space equipped with amenities and utilities comparable to existing space is available and ready for immediate occupancy.

a. The Premises are licensed for the purpose of furthering Licensee's business objectives as outlined in Licensee's business plan and approved by NTEC, pertinent portions of which are attached hereto and incorporated herein by reference as Exhibit F. Notwithstanding Paragraph 11 herein and without limiting the generalities of the foregoing, if NTEC has reason to believe at any time that Licensee is no longer following its business plan as approved by NTEC and attached as Exhibit F, NTEC retains the right, in its reasonable discretion, to review Licensee's status, and, if in NTEC's reasonable discretion, Licensee's then current status is not in accord with Licensee's business plan or consistent with the goals of NTEC, Licensee will be deemed in default of the License Agreement. The license granted in Section 1 of this Agreement may terminate fifteen (15) days after Licensee defaults in its obligations to NTEC. Further, if Licensee or any person or entity claiming rights by, through, or under Licensee, refuses to surrender possession of the Premises after such fifteen (15)n  day period, then Licensee, or such person or entity, will be deemed a "tenant" committing a "forcible detainer" for purposes of Chapter 24 {Forcible Entry and Detainer ) of the Texas Property Code. Additionally, Licensee will execute concurrent with this License Agreement, a Services Agreement. A default related to the Services Agreement will also constitute a default for purposes of the License Agreement. If suchdefault is not cured within the prescribed timeframes both agreements will be deemed in default.

b. In the event Licensee fails to pay any past due Monthly Payment within ten (10) days of receipt of written notice from NTEC, then NTEC shall have the right to terminate this License immediately and Licensee shall bear the costs of collection incurred by NTEC.

c. In the event that any default hereunder by Licensee other than non- payment of Monthly Payments remains uncured for a period of ten (10) days after Licensee's receipt of written notice from NTEC specifying such default, then NTEC shall have the right to terminate this License immediately.

d. Further, either party may terminate this Agreement upon ten (10) days written notice, so long as Licensee is not in default of this Agreement at that time.

e.  If this License Agreement is terminated for any reason, Licensee shall vacate its Premises at NTEC within five (5) business days of the termination date. For each day that Licensee continues to occupy its Premises at NTEC beyond the termination date, Licensee shall be liable for 5% of its regular Monthly Payment per day. Licensee shall also be liable for all costs, legal and otherwise, incurred by NTEC in facilitating Licensee's vacating of its Premises.

4. Licensee shall obtain and maintain at its expense, throughout the term of this License Agreement, insurance against loss or liability in connection with bodily injury, death, property damage or destruction, occurring within the Premises at NTEC or arising out of the use of the Premises at NTEC by Licensee or its agents, employees, officers, licensees, invitees, visitors, and guests, under one or more policies of Comprehensive General Liability insurance or its equivalent having such limits as to each as are reasonably required by NTEC from time to time, but in any event of not less than a minimum coverage of One Million Dollars ($1,000,000) for bodily injury to or death of any one person during any one occurrence, One Million Dollars ($ 1,000,000) for bodily injury to or death of all persons in any one occurrence, and One Million Dollars ($ 1,000,000) for property damage or destruction during any one occurrence.

NTEC and Hall 2611 Internet Associates, Ltd. (Building owners) shall be listed as "additional insured" on all insurance policies. The above-referenced insurance shall contain a provision that states that it cannot be canceled except upon thirty (30) days' written notice to all additional insurers. NTEC shall be furnished with two (2) copies of said policy or certificate of insurance no less than five (5) business days prior to the effective date of this License Agreement.

5. NTEC and its officers, agents and employees, shall not be liable for any injury, damage or loss to person (including Licensee invitees), equipment, facilities, or property occurring on or about the Premises at NTEC caused by the use, negligence or misconduct of Licensee, its officers, agents, employees, or invitees. Licensee shall defend, indemnify and hold harmless NTEC, its officers, agents, and employees from any and all losses, expenses, demands, actions, suits, claims or liabilities of whatsoever nature resulting from any injury or death to any person or any property damage arising out of Licensee's use or occupancy of the Premises and affiliation or connection with NTEC including but not limited to actions in furtherance of its business plan, research, and use of the Premises at NTEC. Licensee shall also defend, indemnify and hold harmless NTEC, its officers, agents, and employees from any and all claims resulting from a breach of this Agreement.

6. If, during the term of this License Agreement, the Premises at NTEC are so damaged by fire or other catastrophe that the Premises are rendered unfit for occupancy and said Premises cannot be repaired within thirty (30) days of the happening of such injury; then Licensee shall have the option to declare this Agreement void from the date of such injury. In such case, the Monthly Payment shall be apportioned to the date of damage and NTEC shall reimburse Licensee for the balance and shall repossess the Premises. If the damage is such that the Premises are unfit for occupancy but can be repaired within thirty (30) days thereafter, NTEC shall enter and repair with reasonable promptness, and this License Agreement shall not be affected except that the Monthly Payment shall be suspended while such repairs are being made. In case of any damage which shall not render the Premises unfit for occupancy, this License Agreement shall not be affected, but NTEC may enter upon and repair the said Premises with reasonable promptness.

7. Licensee shall maintain the Premises in its original condition to the satisfaction of NTEC, normal wear and tear excepted. Prior to the commencement date of this License Agreement, a joint survey of the Premises, indicating its exact condition, shall be made by representatives of both Licensee and NTEC. A written report of said survey shall be attached hereto and another survey shall be made upon termination of this License. These surveys are attached as Exhibit G. Licensee shall repair any damage to the Premises revealed by such survey, normal wear and tear excepted. Otherwise, NTEC shall make the required repairs and/or replacement of damaged property; and shall provide Licensee with an invoice representing the costs to NTEC of making said repairs, said invoice due and payable by Licensee upon receipt. Licensee, under this paragraph, is deemed to have accepted the Premises in the condition existing on the commencement date of this License Agreement. Licensee is not liable for damage to the Premises due to the sole negligence of NTEC.

8. On or before the Effective Date, Licensee shall pay to NTEC a sum equal to one (1) month's Monthly Payment to be held by NTEC as security deposit for the full, faithful and punctual performance by Licensee of the Licensee's terms, covenants and conditions contained herein for the full term of this License Agreement. If, during the term of this License, Licensee is granted additional space at NTEC, an additional security deposit payment may be required.

If, at any time, Licensee fails to fully, faithfully and punctually perform any of the terms, covenants and conditions contained herein, then NTEC may apply any part or the whole of said security deposit to indemnify NTEC for any damage NTEC may have suffered or will suffer because of such failure to perform by the Licensee and NTEC shall in no way be precluded from recovering in addition to the said security deposit, any other damages or expenses that NTEC may suffer by reason of any violation by the Licensee of the terms, covenants and conditions contained herein.

If this License Agreement is terminated prior to the expiration of the term thereof by the agreement of the parties, or in accordance with the terms contained in this License Agreement, and the Licensee has fully, faithfully and punctually performed all of the Licensee's terms, covenants and conditions contained herein up to the date of termination thereof, then the deposit shall be returned by NTEC to the Licensee.

9. Except as specified in paragraphs 3 and 6, NTEC shall not be responsible to Licensee for any damages or inconveniences caused by interruption of business or inability to occupy the Premises for any reason whatsoever, provided that Licensee's Monthly Payment shall be abated or proportionately reduced according to the extent to which Licensee is deprived of such use if the business interruption is due to circumstances caused by NTEC that are not in the normal course of business or that are not a part of normal operating procedures at NTEC.

10. Licensee shall not assign this License, either in whole, or in part, to others without the prior written consent of NTEC. A change in control of Licensee shall constitute an assignment.

11. Licensee's admittance to the NTEC program is based, in part, on NTEC's review of Licensee's business concept, objectives and plans. NTEC reserves the right to approve or deny, at its sole discretion, Licensee's use of the Premises beyond that anticipated in connection with Licensee's approved business plan. Use of the Premises and other facilities and services made available to Licensee by NTEC shall be in furtherance of Licensee's business concept objectives and plans and the Premises are not to be used for any illicit or illegal purposes.

Licensee agrees to abide by NTEC's policies and regulations concerning the use of any such facility or service universally applicable to all other licensees at NTEC. Licensee's use of the Premises and equipment contained therein may not interfere, in any manner, with use by other licensees of nearby facilities and equipment. Research involving the use of animals or human subjects by Licensee is not permitted.

12. As a material inducement for NTEC to enter into this License Agreement, Licensee represents and warrants that Licensee will maintain and use the Premises free from contamination by or from any "hazardous substances" or "hazardous wastes" (as such terms are defined and/or used in applicable state or federal law or the regulations issued under them, ncluding without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"] and the Resource Conservation and Recovery Act ["RCRA"]). Licensee shall not engage in operations at or upon the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous wastes except in strict compliance with all applicable federal, state and local laws, regulations, rules, orders and permits. Licensee further covenants that it will not cause or permit to exist as a result of an intentional or unintentional action or omission, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, or about the Premises of any such hazardous substances or hazardous wastes.

Licensee agrees to indemnify and hold harmless NTEC, its subsidiaries and affiliates, and any officer, director, shareholder, employee, or any agent of NTEC or its affiliates, subsidiaries, successors or assigns (collectively, the "Indemnified Parties"), from any and all liability, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses, and reasonable attorneys' fees, and appellate attorneys' fees (including any such fees and expenses incurred in enforcing this indemnity) resulting from, arising out of, or in any way connected with breach or alleged breach of the provisions of the preceding paragraph of this paragraph, including but not limited to monetary damages, expenses, injury to or the death of any person (including that of any Indemnified Party) or physical damage to property of any kind wherever located and by whomever owned (including that of any Indemnified Party) arising out of or in any way connected with the presence on, in or under the Premises of any asbestos polychlorinated biphenyls (PCB's) or the generation, handling, storage or disposal of any hazardous substances or hazardous wastes or medical or biological wastes in violation of the provisions of the preceding paragraph of this paragraph. This indemnification is an independent covenant and shall survive the termination of this License Agreement.

13. NTEC reserves the right at all times to control all facilities licensed hereunder, and to enforce all applicable necessary laws, rules and regulations without obligation or assumption of any responsibility to do so.

14. At the request of NTEC, but not less frequently than at six (6) month intervals, Licensee agrees to review its current and prospective business status with NTEC. Progress will be monitored in relation to the most recent business plan and established, measurable business objectives, which are regularly reviewed and approved by both Licensee and NTEC. If, in NTEC's sole discretion, the Licensee's current status is not sufficiently in accord with the most recent previously reviewed plan, a default condition will exist.

15. During the term of this Agreement and for six (6) months thereafter, the Licensee shall not solicit for hire or employ, nor knowingly allow any if its employees, agents, officers, or representatives to solicit for hire or employ, any employee(s) of other licensees of NTEC without the express written permission of the other licensees.

16. NTEC will install all locks at the Suite entry doors and to said Premises for each Office Space allocated to Licensee as noted in Exhibit B to said Premises and provide two (2) keys for each lock to Licensee. Licensee will execute, concurrent with this Agreement, the Key Agreement covering the keys noted above and any other keys or related access materials required by Licensee for access to the Building, Suite or Premises, attached as Exhibit H. NTEC will have the master key to each lock, and may enter Premises, at reasonable times, for inspection, maintenance, or repair, or for any other necessary reason. Entry for other than normal maintenance and inspection activities shall be preceded by appropriate notice to Licensee. In the event of an emergency, notice will be given at the first reasonable opportunity, even after the fact.

17. Unless in default of this Agreement, Licensee shall have the right to remove any and all equipment, goods, fixtures and other property which it has placed or affixed within or to Premises, provided Licensee repairs all damage to Premises caused by such removal and returns the Premises to its condition as of the Effective Date of this License Agreement. Licensee shall not remove improvements made to the facilities by NTEC or on behalf of NTEC during the Licensee's occupancy.

18. Licensee shall not represent or imply that it is affiliated in any way with NTEC other than as a Licensee and participant in the NTEC program. Licensee shall not represent or imply that its activities, products or services are endorsed or approved by NTEC. Any public announcements by Licensee, which mention NTEC or Licensee's relationship with NTEC, shall be submitted to NTEC for review and approval of said language relating to the Licensee's relationship with NTEC.

19. Nothing contained in this Agreement shall create any partnership or joint venture between the parties. Neither party may pledge the credit of the other or make any binding commitment on the part of the other.

20. This Agreement and the related Service Agreement, including any and all exhibits referred to in those Agreements or delivered under the terms of those Agreements, contains all the understandings and agreements of the parties relating to the subject matter hereof and supersedes all prior or contemporaneous agreements, proposals, etc., and may be changed only by an agreement in writing signed by the parties hereto.

21. Any notice, demand, consent, approval, request or other communication or document to be given hereunder to a party hereto ("Notice") (a) shall be in writing; (b) shall be deemed to have been given (i) on the 3rd business day after being sent as certified or registered mail in the United States mail or other nationally recognized carrier, postage prepaid, return receipt requested, or (ii) on the next business day after being deposited (with instructions to deliver it on such business day) with a reputable overnight courier service (if such Party's receipt thereof is acknowledged in writing) on being given by hand or other actual delivery to such Party; and (c) (i) if given to NTEC, shall be addressed to 2611 Internet Boulevard, Suite 109, Frisco, Texas, 75034, and (ii) if given to Licensee, shall be addressed to 2611 Internet Boulevard, Suite 109, Frisco, Texas, 75034.

22. The validity, interpretation and effect of this License Agreement shall be governed by the laws of the State of Texas, excluding conflicts of laws principals. The laws of the State of Texas shall govern all rights, remedies, obligations and liabilities arising pursuant to this Agreement.

23. Any person executing this Agreement expressly warrants that he/she is the authorized representative of the party for which he/she has signed.

24. NTEC shall have no claim of ownership to any information, technology, or product developed by Licensee during the term of this License Agreement, unless said information, technology, or product is specifically assigned to NTEC by separate legal instrument.

25. NTEC will use all reasonable efforts to prevent the dissemination of any proprietary information related to work of the Licensee unless authorized to do so by the Licensee. NTEC, however, shall have the right to disclose Licensee's activities in a generalized, descriptive manner.

26. Licensee will cooperate fully with NTEC to publicize the NTEC program and the Licensee's participation in the NTEC program.

27. All disputes and claims arising out of or relating to this Agreement, or the breach thereof, shall be conclusively resolved by a binding arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon any arbitration award shall be binding and may be entered in any court of other tribunal having jurisdiction thereof, the parties hereby consenting to the jurisdiction of such courts for this purpose. If the parties herein cannot agree upon an arbitrator, one shall be appointed by the AAA who shall be neutral and experienced in the subject matter of the dispute. The arbitrator's award shall be final, binding and in writing. Unless the parties agree otherwise in writing, all arbitration proceedings shall be conducted in Collin County, Texas. The parties to this Agreement will be responsible for their respective arbitration fees.

Notwithstanding the provisions above, each party hereby acknowledges and agrees that any breach of its obligations with respect to the proprietary rights of the other will cause irreparable injury for which there are not adequate remedies at law and that the party shall be entitled to equitable relief in addition to all other remedies available to the party.

This Agreement may be signed in counterparts, each of which shall be deemed an original.

LICENSOR: NTEC FOR TECHNOLOGY, INC.

LICENSEE: OXYSURE SYSTEMS, INC.

EXHIBIT A

HALL OFFICE PARK
A HALL FINANCIAL GROUP DEVELOPMENT

STRATEGIC LOCATION

Centered in one of the fastest growing regions in the nation, Hall Office Park is located on Dallas Parkway just north of State Highway 121. A convenient 25 minutes from D/FW International airport and downtown Dallas, the development is adjacent to the Stonebriar Centre Mall and near the Westin Stonebriar Resort, Stonebriar Country Club and a host of other retail, restaurants and business support services.

2611 INTERNET BOULEVARD (FACILITY)

•	120,000 total square feet in two stories
•	Floor plate of 72,000 square feet, side A
•	Floor plate of 48,000 square feet, side B
•	Two-story lobby with special backlit glass walls
•	Covered and surface parking
•	Granite inlaid concrete aggregate exterior
•	Floor-to-ceiling glass windows and 10-foot ceilings
•	Energy-efficient design and infrastructure
•	Redundant power connection

PROFESSIONAL SERVICES AND ADVANCED AMENITIES

•
Hall Office Park Conference Center is the perfect venue for meetings, seminars and events, with a 1,500 square-foot customizable meeting room and turn-key event planning services. The Conference Center features the latest presentation equipment, audio/video conferencing, web casting capabilities, and a reception/registration area.

•
"HOP To It" Services provides tenants convenient time-saving resources such as complete concierge service, massage therapy sessions, laundry and dry cleaning pick up and delivery, valet car washing and detailing, and much more.

•	The "Chill-Out" Room offers tenants a quiet place to relax in over-sized leather recliners, catch up on the latest business news, and plug in to high-speed Internet stations.
•	Frisco Family YMCA features fitness equipment, group exercise classes and one-on-one training.
•	Gateway National Bank is on-site with full-service lobby and drive-through banking facilities.
•	The Texas Sculpture Garden is part of Hall Office Park's expansive 100+ piece international art collection with 37 contemporary sculptures by some of Texas' most important living artists.
•	On-site ownership and management team provides unparalleled service to meet and exceed tenant needs.

EXHIBIT B
SPACE AND OTHER RESOURCES ALLOCATED TO LICENSEE

PREMISES LOCATION
Hall Office Park
2611 Internet Blvd. Suite
109 Frisco, TX 75034

Description	Reference #	Monthly License Fee	Annualized Fee
Office 1	128	$550.00	$6,600.00
Office 2
Cube 1
Cube 2
Cube 3
Cube 4
Lab Space
Storage Space
Drinks / Snacks		$25.00 (subject to adjustment)	$300.00
Phone Activation	Ext. 7918	One Time	$150.00
1 Month Deposit		One Time	$500.00

Fee Subtotal		$575.00	$7,550.00
12% Common Area Allocation		$66.00	$792.00

TOTAL FEES		$641.00	$8,342.00

EXHIBIT C

BUILDING RULES AND REGULATIONS
1. Parties. For purposes of these Rules and Regulations, "Licensee" includes the servants, employees, agents, invitees and licensees of such Licensee, others permitted by such Licensee to use or occupy such Licensee's premises, and anyone for whom such Licensee is otherwise legally responsible. "Building," for purposes of this document, is the commercial office space located at 2611 Internet Blvd., Frisco, TX, and includes the Premises occupied by Licensee.

2. After Hours Air Conditioning. Air conditioning (both heating and cooling) shall be provided by NTEC from Monday through Friday only between the hours from 7:00 A.M. to 7:00 P.M. and on Saturday only between the hours from 7:00 A.M. to 2:00 P.M. No air conditioning (heating or cooling) will be provided on Sundays or on state or national legal holidays. If Licensee shall require air conditioning (heating or cooling) at hours or on days other than as specified above, NTEC agrees to furnish the same for the area designated in a written request delivered by such Licensee to the Project Manager not later than 3:00 P.M. of the first business day next preceding the date upon which such Licensee requests such extra usage. For such service, Licensee shall pay NTEC, upon delivery of an invoice, NTEC's then established charges as outlined in Section lc. of the License Agreement.

3. Electrical Equipment. NTEC has not agreed to furnish electrical capacity for the Premises in excess of three (3) watts per Rentable Square Feet. If Licensee requires electricity in excess of that which NTEC has agreed to provide, NTEC will, upon the written request of such Licensee and the written agreement of such Licensee to pay all costs and expenses for the same, make reasonable efforts to supply such service through the then existing feeders servicing the Building. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in Licensee's premises without NTEC's prior written consent, which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by NTEC) shall any machines or mechanical equipment be so placed or operated so as to impair or interfere with any of the Building's services or the proper and economic heating, cooling, cleaning or other servicing of any portion of the Building or so as to disturb other licensees. Machines and mechanical equipment which may be permitted to be installed and used in a licensee's premises shall be so equipped, installed and maintained by such licensee as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

4. Common Areas. The rights of each Licensee in the entrances, corridors and elevators servicing the Building are limited to ingress to and egress from such Licensee's premises, and Licensee shall not use, or permit the use of, the entrances, corridors or elevators for any other purpose. Licensee shall not invite to the Licensee's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by any other licensees or Building occupants. Fire exits and stairways are for emergency use only and shall not be used for any other purpose by Licensee. Licensee shall not encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. The Building owner (Hall 2611 Internet Associates, Ltd.) reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the Licensee, in such manner as Building management, in its reasonable judgment, deems best for the benefit of the Licensee generally.

5. Nails, Hooks. No nails, hooks or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

6. Signs. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first approved in writing by the Building owner. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of Licensee's premises, or at any point inside Licensee's premises where the same might be visible outside of such premises, without the prior written consent of Building owner. In the event of the violation of the foregoing by Licensee, NTEC may remove the same without any liability, and may charge the expense incurred in such removal to the Licensee violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by NTEC, be inscribed, painted or affixed for each Licensee by NTEC at the expense of such Licensee, and shall be of a size, color and style acceptable to NTEC. NTEC shall have the right to prohibit any advertising or identifying sign by Licensee which, in NTEC's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from NTEC, Licensee shall refrain from and discontinue such advertising or identifying sign.

7. Hazards. Licensee shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other Building occupants, or do anything in conflict with laws, rules or regulations of any governmental authority. In addition, Licensee shall not use or keep in the Building any inflammable explosive fluid or substance or otherwise dangerous fluid, chemical or substance or any illuminating material, unless it is battery powered, Underwriters' Laboratory approved.

8. Heavy Equipment. NTEC shall have the power to prescribe the weight and position of safes or other heavy equipment, which may over stress any portion of the floor. All damage done to the Building by the improper placing of heavy items, which over stress the floor, will be repaired at the sole expense of the Licensee which causes such damage. If, in the judgment of NTEC, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the Licensee and in such manner as NTEC shall determine.

9. Security. All entrance doors in the Building shall be left locked during nonbusiness hours (7:00 P.M. - 7:00 A.M. M-F), and on weekends and federal holidays.

10. Deliveries, Removals. All deliveries must be made through the service entrance during normal working hours which hours will be determined by Building management from time to time. Prior approval must be obtained from the NTEC for any deliveries that must be received after normal working hours. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours, in such manner as NTEC or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be acceptable to NTEC. Arrangements will be made with NTEC by Licensee when moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by NTEC in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by Licensee to NTEC on demand.

11. Cleaning. All Licensees shall cooperate with Building employees in keeping all parts of the Building neat and clean.

12. Hallways. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, elevator shafts or stairways.

13. Animals. No birds, animals or reptiles, or any other creatures, shall be brought into or kept in or about the Building other than may be required by the Americans with Disabilities Act or similar state law.

14. Control of Access. NTEC and/or Building management may refuse admission to the Building outside of normal business hours, which hours will be determined by NTEC or Building management from time to time, to any person not known to the watchman in charge or not having a pass issued by NTEC or the Licensee whose premises are to be entered or not otherwise properly identified, and NTEC may require all persons admitted to or leaving the Building outside of such times to provide appropriate identification. Licensee shall be responsible for all persons for whom it issues any such pass and shall be liable to NTEC for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of NTEC, be prejudicial to the safety, character or reputation of the Building or of its occupants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, NTEC and/or Building management may prevent all access to the Building by closing the doors or otherwise for the safety of licensees and other Building occupants and protection of property in the Building. Licensees and anyone else who desires to enter the Building after normal working hours will be required to sign in upon entry and sign out upon leaving, giving their location during their stay and their time of arrival and departure.

15. Evacuation. NTEC and/or Building management has the right to evacuate the Building in the event of emergency or catastrophe.

16. Window Coverings. No awnings or other projections shall be attached to the outside walls of the Building. Licensees shall not install any window shades, screens, drapes, covers, or other materials on or at any window in the Premises without NTEC's prior written consent. Licensees shall ensure that all blinds are closed on all windows in the Premises while they are exposed to the direct rays of the sun. If NTEC and/or Building management shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows, Licensee shall cooperate with the reasonable requirements of NTEC and/or Building management in connection with such installation and permit NTEC and/or Building management to have access to the Premises at reasonable times during business hours to perform such work.

17. Damage to Common Areas. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other licensees or Building occupants caused by Licensee shall be paid by Licensee. Licensee shall carry out Licensee's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by NTEC and in a manner which will not interfere with the rights of other licensees or occupants in the Building.

18. No Lodging. The Building and/or Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

19. Carpet Protection. In those portions of the Building or Premises where carpet has been provided directly or indirectly by NTEC, Licensee shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

20. Control of Soliciting. NTEC and Building management reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

21. Food Service. Only persons approved from time to time by NTEC and Building management may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with NTEC's prior written consent and in accordance with arrangements approved by NTEC, Licensee shall not permit on Lir^n^e«JVpreiriTses^theTrse of equipTnerrrtbriiisp^risirig food^or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages. Licensee shall not obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, floor polishing, cleaning or other similar services from any persons reasonably prohibited in writing from furnishing such services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by NTEC from time to time.

22. Additional Locks and Keys. Additional locks or bolts of any kind which shall not be operable by the master key system for the Building and Premises shall not be placed upon any of the doors or windows by Licensee, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the master key system. Additional keys for Licensee's premises and toilet rooms shall be procured only from NTEC who may make a reasonable charge therefor. Licensee shall, upon the termination of its license, turn over to NTEC all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by Licensee, and in the event of the loss of any keys furnished by NTEC, Licensee shall pay to NTEC the cost thereof.

23. Inspection of Items. NTEC and/or Building management reserves the right to inspect all objects and matter which violate any of these Rules and Regulations. NTEC may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter. The establishment and enlargement of such requirement shall not impose any responsibility on NTEC for the protection of Licensee against the removal of property from the premises of Licensee. NTEC shall in no way be liable to Licensee for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of these Rules and Regulations.

24. Prohibition Uses. Licensee shall not occupy or permit any portion of its premises to be occupied as an office for the possession, storage, manufacture, or sale of liquor, narcotics, illegal drugs, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. Licensee shall not use its premises or any part thereof for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

25. Odors. Licensee shall not cause or permit any unusual or objectionable odors to emanate from its premises, which would annoy other licensees or Building occupants or create a public or private nuisance. No cooking shall be done in the premises of Licensee except as is expressly permitted in Licensee's License Agreement.

26. Utility Use by Janitors. NTEC and/or Building management, their contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the premises of Licensee while cleaning or making repairs or alterations in the premises of Licensee.

27. Hand Trucks. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

28. Requests by Licensee. The requirements of Licensees will be attended to only upon application to NTEC. Employees of NTEC shall not perform any work or do anything outside of their regular duties, unless under special instructions from NTEC.

29. Misuse of Building Systems. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any licensee's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. Licensee shall not use water fixtures for any purpose for which they are not intended nor shall water be wasted by tampering with such fixtures. All damages resulting from any misuse of the fixtures shall be borne by Licensee causing same.

30. No Smoking. No smoking is permitted in any portion of the Building within thirty feet of any entrance to the Building, or in any portion of the Premises.

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31.     Modification of Rules. NTEC and/or Building management reserves the right to rescind, alter or waive any of these Rules and Regulations and to make such other and further Rules and Regulations as in their judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building and its common areas, the operation thereof, the preservation of good order therein, and the protection and comfort of its occupants, which Rules and Regulations when made and notice thereof given to Licensee shall be binding upon such Licensee in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations, as now or hereafter in effect, and the terms and provisions of any license now or hereafter in effect between NTEC and Licensee, the terms and provisions of the License Agreement shall prevail and control.

EXHIBIT D

EXIT AND GRADUATION CRITERIA

1.   Criteria for Graduation

The Licensee shall be a candidate for graduation after achieving one or more of the following benchmarks for graduation:

•
Licensee has experienced significant revenue growth and/or profitability and/or received significant investment capital allowing Licensee to continue its operation without further assistance from NTEC.

•	Licensee employs 15 or more employees to work at the incubator facility.
•	Licensee's need for rental space equals or exceeds 2,500 square feet,
•	Licensee is acquired by another company.
•	Licensee, if a corporation, makes a public offering of its stock.
•	Licensee no longer needs the services provided by NTEC (as determined by NTEC).

2.     Criteria for Continuation (reviewed on an annual basis)

Licensee shall be a candidate for continuation if the following criteria are met:

•	Innovative, technology-based product or service. Examples of acceptable businesses include but are not limited to software, computer or peripheral hardware, telecommunications, Internet or web-based products or concepts, multimedia, or any other technology products or services which are focused in the medical device and healthcare related IT industries. NTEC does not accept business models that consist primarily of government contracting and prefers companies that either possess or are developing some form of proprietary technology

The beginning of a sound management and/or product development team.

NTEC can help licensees build complete managerial teams, but a core group of dedicate and technically capable individuals is desirable.

•
Sufficient capital. NTEC prefers that the company possess sufficient capital, through personal or other seed funding avenues, to carry forward the proposed business plan for at least a four-month period.

•	A product which is less than 24 months from market. NTEC is in the business of assisting commercial enterprises.
•	Realistic business plan projecting significant revenues and/or employment of local citizens within the first five years of operation.
•
A desire to leverage the services offered by NTEC. NTEC is not merely a facility which houses companies, but rather a group of professionals and a network of industry experts dedicated to supporting the success of the companies working with NTEC. NTEC recruits only companies that posses a real need for the services provided by the incubator and are willing to accept and act on the counsel and direction provided by NTEC.

3.   Criteria for Exit or Discontinuation in NTEC Program

Licensee shall be a candidate for discontinuation in the NTEC program if one or more of the following conditions exist:

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•	The controlling ownership interest in Licensee has changed since its admission or re-admission in NTEC's incubator program.
•	60% or more of the Licensee's revenues (in the last 12 months or projected for the current year) are derived from consulting by Licensee.
•	Licensee has been in NTEC's incubator program for three years.
•	Licensee fails to meet the criteria in (1) or (2) above.
•	Licensee is in default of, and does not cure said violation, the License and/or Service Agreement(s).

Exit Criteria

•	Occupancy will generally last for a 3-year term, with an optional 4th year with the approval of the Board of Directors.
•	Extensions beyond four (4) years will be solely at the discretion of the Board of Directors for 6-month increments with a maximum of four (4) extensions.
•	In certain situations a Company may exit NTEC prior to its license termination date.
•
Failure to meet the terms of the License and Service Agreements, to accept professional mentoring and/or to achieve agreed upon milestones can result in an early termination of a company's License Agreement.

•	Exit interview with incubator management.
•	Company agrees for a period of three (3) years after graduation to provide baseline financial, sales and employment information.

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EXHIBIT E

NEITHER THIS WARRANT NOR ANY SECURITIES ON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT LEGALLY REQUIRED.

STOCK PURCHASE WARRANT

This Stock Purchase Warrant (this "Warrant"), dated April 8, 2004, is issued to NTEC for Technology, Inc., a Texas non-profit corporation, or its registered assigns (the "Holder"), by OxySure Systems, Inc., a Delaware ( C )_ corporation (the "Company").

1.          Purchase of Shares. Subject to the terms and conditions hereinafter setnforth, the Holder is entitled, upon surrender of this Warrant at the principal office of theb Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company _1,406,000____fully paid and non-assessable shares of Common Stock, par value $_.0001_ per share (the "Common Stoctf'), of the Company (as adjusted pursuant to Section 7 hereof, the "Shares") for the purchase price specified in Section 2 below.

2. Purchase Price. The purchase price for the Shares is $__.0001_ per share. Such price shall be subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred to as the "Warrant Price").

3. Exercise Period. This Warrant is exercisable in whole or in part at any time from the date hereof through April 7, 2014.

4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) surrender of this Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices, and the payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased, which shall be a whole number of shares; or

(b) if the Common Stock is publicly traded as of such date, the instruction to retain that whole number of Shares having a value equal to the aggregate exercise price of the Shares as to which this Warrant is being exercised and to issue to the Holder the remainder of such Shares computed using the following formula:

X=    Y(A-B)
A

Where:

X =    the number of shares of Common Stock to be issued to the Holder.

Y=     the number of shares of Common Stock as to which this Warrant is being exercised.

A =    the fair market value of one share of Common Stock. B =    the Warrant Price. As used herein, the "fair market value of one share of Common Stock" shall mean:

(1) Except in the circumstances described in clause (2) hereof, the price per share of the Common Stock determined in good faith by the Board of Directors of the Company; or

(2) If such exercise is in conjunction with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving entity, the value received by the holders of the Common Stock pursuant to such transaction for each share.

5. Certificates for Shares; Partial Exercise of Warrants.

(a) Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the Exercise Notice.

(b) If this Warrant is surrendered for partial exercise, the Company shall execute and deliver to the Holder of the Warrant, without charge to the Holder, a new Warrant exercisable for an aggregate number of shares of Common Stock equal to the unexercised portion of the surrendered Warrant.

6. Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all  preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

7. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

(a) Stock Dividends, Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by stock split or otherwise, combine its Common Stock or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or, in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization, Merger, Sale or Consolidation. In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above) or in the event of a consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company, to any person, and in connection therewith consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such reclassification, reorganization or change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such reclassification, reorganization or change, consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were exercisable by the Holder immediately prior to such reclassification, reorganization or change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof. Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Warrant had been exercised immediately prior to such event, less the Warrant Price. Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease, and this Warrant shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Warrant, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Warrant.

(c)  Certain Distributions. In case the Company shall fix a record date for the making of a dividend or distribution of cash, securities or property to all holders of Common Stock (excluding any dividends or distributions referred to in Sections 7(a) or 7(b) above), the number of Shares purchasable upon an exercise of this Warrant after such record date shall be adjusted to equal the product obtained by multiplying the number of Shares purchasable upon an exercise of this Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Warrant Price immediately prior to such distribution, and the denominator of which shall be the Warrant Price immediately prior to such distribution, less the fair market value per Share, as determined by the Holder, of the cash, securities or property so distributed. Such adjustment shall be made successively whenever any such distribution is made and shall become effective on the effective date of distribution.

8. Pre-Exercise Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

9. Restricted Securities. The Holder understands that this Warrant and the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are being, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended, or an applicable exemption from registration. The Holder further acknowledges that the Shares and any other securities issued upon exercise of this Warrant shall bear a legend substantially in the form of the legend appearing on the face hereof.

10. Certification of Investment Purpose. Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, the Holder will deliver to the Company a written certification that the securities acquired by the Holder are acquired for investments purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

11. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

12. Governing Law. This Warrant shall be governed by the laws of the State of Texas, excluding the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the undersigned hereby agrees to the terms hereof effective as of April 8, 2004.

COMPANY:

OxySure Systems, Inc.______________

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EXERCISE NOTICE

Dated:_____________________,_________

The undersigned hereby irrevocably elects to exercise the Stock Purchase Warrant, dated __________________, 2003, issued by______________, a ____________________________corporation (the  "Company'"), to the undersigned to the extent of purchasing shares of Common Stock and hereby makes payment of $_____________________ in payment of the aggregate Warrant Price of such Shares.

          COMPANY:
__________________________________________________

By:________________________________________________

Name: __________________________________________

Title:__________________________________________

SURVEY LOG
Office No. 128

Contents/Description	Notes
Desk	Good Shape
Credenza	Nick - Minor
Black Executive Chair	Good Shape - New
2 Black Side Chairs	New
Silver Trash can	New
Aslcatel Telephone	New
2 Artificial Plants	Good

Additional Remarks: Desk, credenza and artifical plants are property of Organ Transport Services.

Please initial your acceptance of the above terms.

Date: 4/8/2004

EXHIBIT H

KEY AGREEMENT

NTEC hereby agrees to the issuance of the following keys, and Licensee acknowledges by its receipt: 1) that Licensee accepts the keys listed below for the areas designated in NTEC's premises; 2) that if duplicate keys are necessary they will be made at Licensee's expense and given only to employees or principals of Licensee; 3) that all employees and principals of Licensee will ensure that designated entrance doors are secure when leaving at any other time than the established hours; and that (4) upon termination of this License Agreement, all original keys in additional to any duplicate keys will be returned to NTEC.

Area:	Quantity:	Key Number(s):
Suite #109	2	50:36047 (J. Ross), 60:18782 (P. Ross)
Outside Entry	3	1394 242899-2 (J. Ross), 01393 242899-2 (P. Ross), 1395 242899-2 (M. McDonald)
Office #128	3	AB10
Authorized Personnel:	3	Julian Ross Pearl Ross Michael McDonald

LICENSOR: NTEC FOR TECHNOLOGY, INC.

LICENSEE: OXYSURE SYSTEMS, INC.